THE AMERICAN INSTITUTE OF ARCHITECTS


                                AIA DOCUMENT A111

                           Standard Form of Agreement
                          Between Owner and Contractor

                        where the basis of payment is the
                           COST OF THE WORK PLUS A FEE
                   with or without a Guaranteed Maximum Price

                                  1987 EDITION

                 THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES;
           CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO
                         ITS COMPLETION OR MODIFICATION.

        The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. This document has been approved and endorsed by The Associated General
                            Contractors of America.


AGREEMENT
made as of the fifteenth day of June in the year of Nineteen Hundred and ninety five

BETWEEN the Owner:        Pacific Capital Bancorp
(Name and address)        1001 S. Main Street
                          Salinas, CA 93901


and the Contractor:       Daniels & House Construction Co.
(Name and address)        P.0. Box 1470
                          Monterey, CA 93942


the Project is:           Renovation of existing building and construction of
(Name and address)        new addition: for First National Bank of Central
                          California  at 1001 S. Main Street Salinas, CA 93901


the Architect is:         HBFL Architects
(Name and address)        380 Main Street
                          Salinas, CA 93901

The Owner and Contractor agree as set forth below.


Copyright 1920, 1925,  1951, 1958, 1961, 1963, 1967, 1971, 1978,  (c)1987 by The
American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 1
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                                    ARTICLE I
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, conditions of the Contract (General, Supplementary and other conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein, The contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

2.1 The contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

     The renovation of the existing bank building and construction of a new addition as described in the contract documents prepared by HBFL Architect. Work to include associated demolition, sitework and construction.

     Preparation of a temporary banking facility, parking lot and associated utilities shall be the responsibility of the owner.




                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

     Date of commencement shall be on or about June 26, 1995, unless modified by subsequent notices to proceed.

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.


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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 2

4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

     Substantial completion of the renovation and new construction shall be achieved on or before May 1, 1996.

, subject to adjustments of this Contract Time as provided in the contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)



                                    Article 5

                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the contract the Contract Sum consisting of the cost of the Work as defined in Article 7 and the contractor's Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)

     The contractor's fee shall be six & one half percent (6.5%) of the cost of the work as defined in Article 7 of this contract. See cost breakdown, (Attachment "A" and Attachment "B") for sample calculation of fee/savings.

     Contractor's fee will initially be increased/decreased as indicated above pending value engineering modifications and developing a guaranteed maximum price.

     Subsequent changes in the work will cause the contractor's fee to be increased in accordance with the provisions in Article 6 of this contract. For changes increasing the scope of work, the fee will be increased by an amount not to exceed 10% of the cost of the work. There will be no reduction in fee for decreased in work.

5.2   GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed one million three hundred ninety six thousand nine hundred twenty dollars*** Dollars ($1,396,920.00***), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)

     * The G.M.P. at the time of initiation of the contract does not reflect all value engineering considerations but bids and allowances available at that time.

     1). See Attachment  "A"  to  the  construction   contract   describing  the
     provisions of the guaranteed maximum price (cost) and distribution of savings.

     2). Savings realized in the construction of the building and calculated as noted in Attachment "A" will be distributed 75% to the Owner and 25% to the Contractor.

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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 3

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)





5.2.3 The amounts agreed to for  allowances  are as follows:

(State  unit  prices  only  if  a  Guaranteed   Maximum  Price  is  inserted  in
Subparagraph 5.2.1)

     The following amounts have been incorporated in the preliminary G.M.P. pending final design considerations:

                  Earthwork (Sitework)                           $45,000
                  Concrete (Structural, Site, Offsite)           114,969
                  Masonry (including brick at columns)           147,003
                  Structural/Misc. Steel                          69,370
                  Roofing                                         19,600
                  Entrances, Storefronts, Glazing                111,114
                  Lath, Plaster, Drywall                          43,501
                  Carpet                                          35,320
                  Millwork                                       102,039



                                    ARTICLE 6
                               CHANGES IN THE WORK

6.1    CONTRACTS  WITH  A  GUARANTEED  MAXIMUM  PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 4

6.2    CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth In Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.

6.3    ALL  CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustments of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall he equitably adjusted on the basis of the Fee established for the original Work.


                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1   LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

(If it intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays. vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2   SUBCONTRACT  COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3  COSTS  OF  MATERIALS   AND  EQUIPMENT   INCORPORATED   IN  THE  COMPLETED
       CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4  COSTS  OF  OTHER  MATERIALS  AND  EQUIPMENT,  TEMPORARY  FACILITIES   AND
       RELATED  ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses at the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 5

7.1.5    MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits. licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6  Deposits  lost  for  causes  other  than  the  Contractor's   fault  or
negligence.

7.1.6    OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2     EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor's personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them. provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

                                    ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in
Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3  Overhead and general  expenses,  except as may be  expressly  included in
Article 7.

8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 6

                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 cash discounts obtained on payments made by the contractor shall accrue to the Owner if(1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments: otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as 2 deduction from the Cost of the Work.


                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.


                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.


                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the first day of a month, the Owner shall make payment to the Contractor not later than the fifteenth day of the month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than fifteen days after the Architect receives the Application for Payment.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for payment; plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.

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AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 7

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12.5 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b)the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee, less retainage of ten percent (10 %). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12,5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage,  if any, shall be as follows:

(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3; (2) the retainage from Subcontractors provided in Paragraph 12.7 below; and (3) the retainage, if any, provided by other provisions of the Contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangment for limiting or reducint the amount retained after the Work reaches a certain state of completion.)

     Additional Provisions: For those trades or activities which are completed in the early phases of the project, and have performed in a manner satisfactory to the Architect, shall be eligible for release of retention upon Architect's approval.


12.6    CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1 Applications for Payment shall show the Cost of the Work actually incurred by the Contractor through the end of the period covered by the Application for Payment and for which the Contractor has made or intends to make actual payment prior to the next Application for Payment.

12.6.2 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.6.2.1 Take the Cost of the Work as described in Subparagraph 12.6.1.

12.6.2.2 Add the Contractor's Fee, less retainage of percent ( %). The Contractor's Fee shall be computed upon the Cost of the Work described in the preceding Clause 12.6.2.1 at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the preceding Clause bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.6.2.3 Subtract the aggregate of previous payments made by the Owner.

12.6.2.4 Subtract the shortfall, if any. indicated by the Contractor in the documentation required by Paragraph 12.4 or to substantiate prior Applications for Payment or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 8

12.6.2.5 Subtract amounts, if any, for which the Architect has withheld or withdrawn a Certificate for Payment as provided in the Contract Documents.

12.6.3 Additional retainage, if any, shall be as follows:








12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of percent ( %). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.


12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of
           percent (    %).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor,

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to percent ( %) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.


(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)









The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.


                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Pay-

--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                               A111-1987 9
ment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

Final payment to the contractor, including release of retention, shall be made upon completion of the project, and no later than 35 days following the filing of the Notice of Substantial Completion, provided that applications for payment are submitted by contractor pursuant to Article 12.3 and contractor has completed all submitted work described in the documents, settled all claims, and provided final lien releases.




13,,2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any. for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner. If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than estimated by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

                                   ARTICLE 14
                           MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(lnsert rate of interest agreed upon, if any.)







(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)


--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                              A111-1987 10

14.3 Other provisions:

     A. Items specifically excluded from the scope of the contract and the responsibility of others are as follows:

          1. The cost of building permit fees, plan check cost, city inspection fees.

          2. The cost of utility company fees including the re-location of power poles/service at Romie Lane.

          3. Landscaping & irrigation.

          4. Exterior monument signage.

          5. Window cover

          6. Cost of testing, engineering or soils analysis.




                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the Genera! Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of (he Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.


15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous  payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

                                   ARTICLE 16
                        ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction, AIA Document A201, 1987 Edition.



--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                             A111-1987 11

16.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated November 1, 1994, and are as follows:

Document                       Title                                   Pages


                               See Attachment "C"









16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

 Section                        Title                                  Pages



                               See Attachment "C"








--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                              A111-1987 12

16.1.5 The Drawings are as follows, and are dated unless a different date is shown below:

(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number                          Title                             Date

  G1.0 - 1.3                  Various                           8-15-94
* A2.1 - 10.2              Various as listed on G1.0
* S1 - S8                     Various                           8-15-94
  M1 - M3                     Various                           8-15-94
  P1 - P3                     Various                           8-15-94
  E1 - E7                     Various                           8-15-94
  Sheet 1 & 2 of 2       Improvement Plan by H.D. Peters        11-94
* S.2,3,5,6,7,8               Various                      Delta 1, 10-25-94
                                                           Delta 2,  4-11-95
**A Series                    Various                      Delta 1, 10-25-94







16.1.6 The Addenda, if any, are as follows:

Number                          Date                             Pages

  1                         12-21-94                               11
  2                          3-3-95                                 4
  3                          4-13-95                                3
  4                          4-25-95                                2
  5                          5-8-95                                 1
  6                          6-5-95                                 9





Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this
Article 16.



--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                              A111-1987 13

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)



     Addendum to Geotechnical investigation for:

         First National Bank
         1001 South Main St.
         Salinas, CA
     Dated 3-6-95 by Reynolds & Associates








This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.



OWNER                                 CONTRACTOR

  /s/ DENNIS A. DECIUS                 /s/ NORM PETERSON
--------------------------------      ----------------------------------
(Signature)                           (Signature)



  /s/ DENNIS A. DECIUS  EVP & CFO      Norm Peterson, Vice President
--------------------------------      ----------------------------------
(Printed name and title)              (Printed name and title)




--------------------------------------------------------------------------------
AIA  DOCUMENT  A111 .  OWNER-CONTRACTOR  AGREEMENT  . TENTH  EDITION  . AIA(R) .
(c)1987 . THE AMERICAN  INSTITUTE  OF  ARCHITECTS,  1735 NEW YORK  AVENUE, N.W.,
WASHINGTON, D.C. 20006                                              A111-1987 14

                                 ATTACHMENT "A"

DANIELS & HOUSE CONST. CO.                              JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT               PAGE  1

ESTIMATE:   95023- FIRST NATIONAL BANK SALINAS        *ESTIMATE IS NOT COMPLETE*
ALTERNATE:

                                                                 MARK UPS--/

SUMMARY CODE                                        SUB-CONTRACTOR           LABOR  MATERIAL  SUBCONTRCT EQUIPMENT  OTHERS    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
01100 GENERAL CONDITIONS                                                    41,864     1,000     4,850     3,330    28,201    79,245
**SUBTOTAL**                                                                41,864     1,000     4,850     3,330    28,201    79,245

02050 DEMOLITION                                    GALAGHER                 9,742      --      18,775      --       4,375    32,892
02100 SITE PREPARATION                                                        --        --           0      --        --           0
02200 EARTHWORK                                                               --        --      45,000      --        --      45,000
02350 PILES AND CAISSONS                            INCL IN SOUZA             --        --           0      --        --           0
02500 PAVING AND SURFACING                                                    --        --           0      --        --           0
02510 WALKS, CURBS & CONCRETE PAVI                                            --        --           0      --        --           0
02800 SITE IMPROVEMENTS                                                       --        --         750      --        --         750
**SUBTOTAL**                                                                 9,742         0    64,525         0     4,375    78,642

03200 CONCRETE REINFORCEMENT                        INCL IN SOUZA             --        --           0      --        --           0
03300 CAST IN PLACE CONCRETE                        SOUZA                     --        --     114,969      --        --     114,969
**SUBTOTAL**                                                                     0         0   114,969         0         0   114,969

04200 UNIT MASONRY                                  ROSSI                     --        --     147,003      --        --     147,003
04400 STONE MASONRY                                 NAPA VAL. CAST STONE      --        --      30,665      --        --      30,665
**SUBTOTAL**                                                                     0         0   177,668         0         0   177,668

05100 STRUCTURAL METAL FRAMING                      JENNELL                   --        --      69,370      --        --      69,370
05500 METAL FABRICATIONS                            INCL IN JENNELL          1,014       490         0      --         491     1,995
**SUBTOTAL**                                                                 1,014       490    69,370         0       491    71,365

06050 FASTENERS AND ADHESIVES                                                 --         890      --        --        --         890
06100 ROUGH CARPENTRY                                                       29,617    24,748      --        --      14,446    68,811
06115 SHEATHING                                                              5,984     7,043     1,850         0     2,912    17,789
06200 FINISH CARPENTRY                              INCL IN KNAPP            9,973         0   102,039         0     5,077   117,085
06400 ARCHITECTURAL WOODWORK                        INCL IN KNAPP?          12,828         0     3,400         0     6,530    22,758
06600 PLASTIC FABRICATIONS                                                    --        --         300      --        --         300
**SUBTOTAL**                                                                58,402    32,681   107,589         0    28,965   227,637

07100 WATERPROOFING                                 INCL IN SCUDDER           --        --           0      --        --           0
07200 INSULATION                                    COAST INSULATION          --        --      10,207      --        --      10,207
07400 PREFORMED ROOFING & CLADDING                  SAWYER & MCCARTY          --        --           0      --        --           0
07500 MEMBRANE ROOFING                              SCUDDER ROOFING           --        --      19,600      --        --      19,600
07600 FLASHING & SHEET METAL                        INCL IN SAWYER & MC CA    --        --           0      --        --           0
07600 SKYLIGHTS                                     INCL IN CCG               --        --           0      --        --           0
07900 JOINT SEALERS                                                           --        --           0      --        --           0
**SUBTOTAL**                                                                     0         0    29,807         0         0    29,807

08100 METAL DOORS & FRAMES                          INCL IN CCG               --        --           0      --        --           0
08200 WOOD & PLASTIC DOORS                          INCL IN KNAPP            3,953      --           0      --       2,012     5,965
06300 SPECIAL DOORS                                 INCL IN KNAPP             --        --           0      --        --           0
06400 ENTRANCES & STOREFRONTS                       CCG                       --        --     111,114      --        --     111,114
08600 WOOD & PLASTIC WINDOWS                        INCL IN CCG              1,514      --           0      --         771     2,285
08700 HARDWARE                                      INCL IN CCG              1,952      --           0      --         994     2,946
08800 GLAZING                                       INCL IN CCG               --        --           0      --        --           0
**SUBTOTAL**                                                                 7,419         0   111,114         0     3,777   122,310

09200 LATH & PLASTER                                SAN BENITO                --        --      43,501      --        --      43,501
09250 GYPSUM BOARD                                  INCL IN SAN BENITO        --        --           0      --        --           0


DANIELS & HOUSE CONST. CO.                               JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT               PAGE  2

ESTIMATE:   95023- FIRST NATIONAL BANK SALINAS        *ESTIMATE IS NOT COMPLETE*
ALTERNATE:
                                                                  MARK UPS --/

SUMMARY CODE                                        SUB-CONTRACTOR           LABOR  MATERIAL  SUBCONTRCT EQUIPMENT  OTHERS    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
09300 TITLE                                       RINALDI                     --        --      29,385      --        --      29,385
09500 ACOUSTICAL TREATMENT                        CALIF ACOUSTICS             --        --      14,700      --        --      14,700
09650 RESILIENT FLOORING                          INCL IN FLOOR CENTER        --        --      35,320      --        --      35,320
09680 CARPET                                      INCL IN FLOOR CENTER        --        --           0      --        --           0
09800 SPECIAL COATINGS                            LENEVE                      --        --       4,197      --        --       4,197
09900 PAINTING                                    LENEVE                      --        --      12,265      --        --      12,265
**SUBTOTAL**                                                                     0         0   139,368         0         0   139,368

10150 COMPARTMENTS & CUBICLES                     INCL IN CCG                 --        --           0      --        --           0
10200 LOUVERS & VENTS                                                         --        --           0      --        --           0
10400 IDENTIFYING DEVICES                                                     --        --         350      --        --         350
10520 FIRE PROTECTION SPECIALTIES                                             --        --         450      --        --         450
10800 TOILET & BATH ACCESSORIES                   INCL IN CCG                  281      --           0      --         143       424
**SUBTOTAL**                                                                   281         0       800         0       143     1,224

11450 RESIDENTIAL EQUIPMENT                       MC PHAILS                   --        --         430      --        --         430
**SUBTOTAL**                                                                     0         0       430         0         0       430

12670 RUGS & MATS                                 DICK JOYCE                  --        --         600      --        --         600
**SUBTOTAL**                                                                     0         0       600         0         0       600

15300 FIRE PROTECTION                             BAY FIRE                    --        --      29,950      --        --      29,950
15400 PLUMBING                                    SAWYER & MC CARTY           --        --      93,625      --        --      93,625
15500 H.V.A.C                                     INCL IN SAWYER & MC CA      --        --           0      --        --           0
**SUBTOTAL**                                                                     0         0   123,575         0         0   123,575

1600 ELECTRICAL                                   SEIDEL                      --        --     102,124      --        --     102,124
**SUBTOTAL**                                                                     0         0   102,124         0         0   102,124

DANIELS & HOUSE CONST. CO.                                JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT                PAGE  3

ESTIMATE:   95023- FIRST NATIONAL BANK SALINAS         *ESTIMATE IS NOT COMPLETE*
ALTERNATE:
       MARK UPS--/

                      LABOR   MATERIAL SUBCONTRCT EQUIPMENT                       BURDEN  INDIRECTS   TOTAL
                    ---------------------------------------                      ----------------------------
TOTALS                118,722  34,171  1,046,789  3,330                           58,362   7,590    1,268,964
MARK UPS
MARKED UP TTLS        118,722  34,171  1,046,789  3,330                           58,362   7,590    1,268,964
HOURS                   5,037                         1                            5,037       4
--------------------------------------------------------------------------------------------------------------
                                                                  SUBTOTAL                          1,268,964

ADD ON LINE/DESCRIPTION                  JC PHASE         JC COST TP           BASIS     SOURCE    METHOD  B/A  CONSTANT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
402 SMALL TOOLS PER LABOR DOLLARS       01525-900-        EQUIPMENT           COST TYPE     LABOR  PERCENT   B    2.50%     2,968
403 ROUGH HARDWARE, CARPENTRY           01525-950-         MATERIAL           COST TYPE   MATERIAL PERCENT   B    5.00%     1,709
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        REGULAR ADD-ONS                                    4,677
                                                                        GRAND TOTAL                                    1,273,641
                                                                          6.50% GRAND TOTAL MARK UP     82,787
                                                                                                                       1,356,428

ADD ON LINE/DESCRIPTION                  JC PHASE         JC COST TP           BASIS     SOURCE    METHOD  B/A  CONSTANT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
302 LIABILITY INSURANCE % GRAND TOTAL   00650-100-       INDIRECTS          GRAND TTL             PERCENT   A    0.78%     10,580
303 BUILDERS RISK % GRAND TOTAL         00650-140-       INDIRECTS          GRAND TTL             PERCENT   B    0.28%      3,596
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        AFTER TOTAL ADD-ONS                                14,176
                                                                                                                        ----------
                                                                        BID TOTAL***************                        1,370,604

                                                                                   --------ESTIMATE CHECKS--------
                                                                                   TOTAL MARK UPS TO NET LABOR:             69.73%
                                                                                   TOTAL MARK UPS TO NET EQUIPMENT:       2486.10%
                                                                                   NET LABOR TO BID TOTAL:                   8.66%
                                                                                   TOTAL MARK UPS TO BID TOTAL:              6.04%
                                                                                   USER NUMERIC 1:                              0
                                                                                   USER NUMERIC 2:                              0

DANIELS & HOUSE CONST. CO.                                JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT                PAGE  4

ESTIMATE:  95023- FIRST NATIONAL BANK SALINAS                  ESTIMATE IS  COMPLETE
ALTERNATE: 1      SITE WORK
                                                MARK UPS--/

SUMMARY CODE                        SUB-CONTRACTOR      LABOR        MATERIAL    SUBCONTRCT     EQUIPMENT      OTHERS       TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
02800 SITE IMPROVEMENTS                                 1,089           372          --            --             493         1,954
**SUBTOTAL**                                            1,089           372             0             0           493         1,954

03100 CONCRETE FORMWORK                                  --            --            --            --            --               0
**SUBTOTAL**                                                0             0             0             0             0             0

05500 METAL FABRICATIONS                                   44            24          --            --              21            89
**SUBTOTAL**                                               44            24             0             0            21            89

06100 ROUGH CARPENTRY                                   1,472         1,007          --            --             709         3,188
06115 SHEATHING                                           238           248          --            --             115           601
06200 FINISH CARPENTRY                                  3,373         2,345          --            --           1,717         7,435
**SUBTOTAL**                                            5,083         3,600             0             0         2,541        11,224

00100 METAL DOORS & FRAMES                                 37          --            --            --              19            56
08700 HARDWARE                                             49          --            --            --              25            74
**SUBTOTAL**                                               86             0             0             0            44           130

10200 LOUVERS & VENTS                                      21          --            --            --              10            31
**SUBTOTAL**                                               21             0             0             0            10            31



DANIELS & HOUSE CONST. CO.                              JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT               PAGE  5

ESTIMATE:   95023-  FIRST NATIONAL BANK SALINAS            ESTIMATE IS COMPLETE
ALTERNATE:  1       SITE WORK
         MARK UPS--/

                      LABOR   MATERIAL SUBCONTRCT EQUIPMENT                       BURDEN  INDIRECTS   TOTAL
                    ---------------------------------------                      ----------------------------
TOTAL                  6,323   3,996           0         0                          3,109    0       13,428
MARK UPS
MARKED UP TTLS         6,323   3,996           0         0                          3,109    0       13,428
HOURS                    266                             0                            266                 0
--------------------------------------------------------------------------------------------------------------
                                                                    SUBTOTAL                         13,428

ADD ON LINE/DESCRIPTION                  JC PHASE         JC COST TP           BASIS     SOURCE    METHOD  B/A  CONSTANT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 402 SMALL TOOLS PER LABOR DOLLARS       01525-900-      EQUIPMENT           COST TYPE     LABOR   PERCENT   B      2.50%     158
 403 ROUGH HARDWARE, CARPENTRY           01525-950-      MATERIAL            COST TYPE   MATERIAL  PERCENT   B      1.00%      40
1004 SALES TAX % OF MATERIAL COST        01060-220       INDIRECTS           COST TYPE   MATERIAL  PERCENT   B      7.50%     300
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                    REGULAR ADD-ONS                           498
                                                                                    GRAND TOTAL                            13,926
                                                                                      6.00% GRAND TOTAL MARK UP     836
                                                                                                                           14,762

ADD ON LINE/DESCRIPTION                  JC PHASE         JC COST TP           BASIS     SOURCE    METHOD  B/A  CONSTANT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 302 LIABILITY INSURANCE % GRAND TOTAL  00650-100-       INDIRECTS          GRAND TTL             PERCENT   A    0.78%       115
 303 BUILDERS RISK % GRAND TOTAL        00650-140-       INDIRECTS          GRAND TTL             PERCENT   B    0.28%        39
5002 BUILDING PERMIT BY TABLE METHOD    01060-100-       INDIRECTS          GRAND TTL              TABLE    A    9000         26
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                  AFTER TOTAL ADD-ONS                        180
                                                                                                                          ------
                                                                                  BID TOTAL *************                 14,942

                                                                                  --------ESTIMATE CHECKS-----------
                                                                                  TOTAL MARK UPS TO NET LABOR:            13.22%
                                                                                  NET LABOR TO BID TOTAL:                 42.32%
                                                                                  TOTAL MARK UPS TO BID TOTAL:             5.59%
                                                                                  USER NUMERIC 1:                              0
                                                                                  USER NUMERIC 2:                              0



DANIELS & HOUSE CONST. CO.                               JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT               PAGE  6

ESTIMATE:  95023-  FIRST NATIONAL BANK SALINAS              ESITMATE IS COMPLETE
ALTERNATE: 3       CONC./FRAME @ EXISTING
                                                MARK UPS--/

SUMMARY CODE                        SUB-CONTRACTOR         LABOR     MATERIAL    SUBCONTRCT     EQUIPMENT      OTHERS       TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
06100 ROUGH CARPENTRY                                       4,644      3,114           --             --         2,236      9,994
06200 FINISH CARPENTRY                                        146       --             --             --            75        221
**SUBTOTAL**                                                4,790      3,114              0              0       2,311     10,215



DANIELS & HOUSE CONST. CO.                               JUN 23, 1995   8:52:00
BD525                            ESTIMATE SUMMARY REPORT                PAGE  7

ESTIMATE:  95023-  FIRST NATIONAL BANK SALINAS               ESTIMATE IS COMPLETE
ALTERNATE: 3       CONC./FRAME @ EXISTING
                                                MARK UPS--/

                                        LABOR         MATERIAL       SUBCONTRCT  EQUIPMENT      BURDEN         INDIRECTS     TOTAL
                                        -------------------------------------------------------------------------------------------
TOTALS                                    4,790         3,114             0             0         2,311             0         10,215
MARK UPS
MARKED UP TTLS                            4,790         3,114             0             0         2,311             0         10,215
HOURS                                       207             0           207             0
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                SUBTOTAL                     10,215


ADD ON LINE/DESCRIPTION                  JC PHASE         JC COST TP           BASIS     SOURCE    METHOD  B/A  CONSTANT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 402 SMALL TOOLS PER LABOR DOLLARS       01525-900-       EQUIPMENT          COST TYPE     LABOR   PERCENT   B     2.50%      120
 403 ROUGH HARDWARE, CARPENTRY           01525-950-        MATERIAL          COST TYPE  MATERIAL   PERCENT   B     1.00%       31
1004 SALES TAX % OF MATERIAL COST        01060-220-       INDIRECTS          COST TYPE  MATERIAL   PERCENT   B     7.50%      234
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   REGULAR ADD-ONS                            385
                                                                                   GRAND TOTAL                             10,600
                                                                                      6.00% GRAND TOTAL MARK UP     636
                                                                                                                           11,236

ADD ON LINE/DESCRIPTION                  JC PHASE         JC COST TP           BASIS     SOURCE    METHOD  B/A  CONSTANT    AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
 302 LIABILITY INSURANCE % GRAND TOTAL   00650-100-      INDIRECTS          GRAND TTL              PERCENT   A     0.78%      88
 303 BUILDERS RISK % GRAND TOTAL         00650-140-      INDIRECTS          GRAND TTL              PERCENT   B     0.28%      30
5002 BUILDING PERMIT BY TABLE METHOD     01060-100-      INDIRECTS          GRAND TTL               TABLE    A     9000       20
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     AFTER TOTAL ADD-ONS                    138
                                                                                                                         ------
                                                                                     BID TOTAL *************             11,374

                                                                                     -------ESTIMATE CHECKS---------
                                                                                     TOTAL MARK UPS TO NET LABOR:        13.28%
                                                                                     NET LABOR TO BID TOTAL:             42.11%
                                                                                     TOTAL MARK UPS TO BID TOTAL:         5.59%
                                                                                     USER NUMERIC 1:                          0
                                                                                     USER NUMERIC 2:                          0

                CONSTRUCTION CONTRACT - ATTACHMENT "B"

FIRST NATIONAL BANK OF CENTRAL CALIFORNIA
1001 SOUTH MAIN STREET
SALINAS, CA  93901
--------------------------------------------------------------------------------
                            PROVISIONS OF THE G.M.P.

It is understood between the Owner, First National Bank of Central California, and the General Contractor, Daniels & House Construction Co., that the form of this Contract is that of a Guaranteed Maximum Price (G.M.P.). No request by the contractor for an increase to the G.M.P. shall be considered by the Owner unless occasioned by substantiated increase in the Scope of the Work of this Contract, the Contractor shall be required to actively participate in a value engineering effort during the course of the Construction Phase and, in consultation with the Architect, he shall be expected to offer proposals of possible cost savings to the Owner for consideration. Any savings against the G.M.P. so developed, agreed, and formalized by Change Order shall accrue 75% to the Owner and 25% to the General Contractor.

COST SAVINGS REVERTING TO THE OWNER SHALL BE CALCULATED AS FOLLOWS:

INITIAL CONTRACT AMOUNT                         $1,396,920,00
ADJUSTMENTS BY CHANGE ORDER                           XXXXXXX
                                                -------------
                NEW CONTRACT AMOUNT             $X,XXX,XXX.XX
LESS: CONTRACTOR'S FEE ADJUSTED FOR C.O.              (XXXXXX)
                                                -------------
                   CONTRACT COST                $X,XXX,XXX.XX
LESS: ACTUAL COST AS CALCULATED IN                    (XXXXXX)
                                                -------------
      ACCORDANCED WITH SECTION 8.
                        SAVINGS                 $         XXX

                                 ATTACHMENT "C"

                                      INDEX
                                LIST OF DIVISIONS
                                       AND
                                    SECTIONS

The separation of the specifications into the various sections as listed below is only to facilitate the use of this document. Said separation shall not oblige the Owner to establish the limits of any agreements subordinate to the contract for the provision of all property improvements described herein.


                                                                        PAGES
                                                                        -----
INDEX                                                                    3
INSTRUCTIONS TO BIDDERS  (AIA A701-1987)                                 5
SUPPLEMENTARY INSTRUCTIONS                                               1
BID FORM                                                                 3
STANDARD FORM OF AGREEMENT BETWEEN OWNER AND
CONTRACTOR (AIA A101-1987)                                               8
BID BOND                                                                 1
PERFORMANCE BOND                                                         2
PAYMENT BOND                                                             2
GENERAL CONDITIONS (AIA A201-1987)                                       24
SUPPLEMENTARY CONDITIONS                                                 5
INDEX OF DRAWINGS                                                        2


SECTION                     TITLE
-------                     -----
                        DIVISION 1 - GENERAL REQUIREMENTS

01010                   SUMMARY OR WORK                                  1
01027                   APPLICATIONS FOR PAYMENT                         4
01040                   PROJECT COORDINATION                             2
01045                   CUTTING AND PATCHING                             4
01050                   FIELD ENGINEERING                                3
01095                   DEFINITIONS AND STANDARDS                        16
01300                   SUBMITTALS                                       8
01400                   QUALITY CONTROL SERVICES                         3
01500                   TEMPORARY FACILITIES                             5
01600                   MATERIALS AND EQUIPMENT                          4
01631                   PRODUCTS SUBSTITUTIONS                           4
01700                   PROJECT CLOSEOUT                                 5
01740                   WARRANTIES AND BONDS                             3

                        DIVISION 2 - SITE WORK

02060                   BUILDING DEMOLITION                              2
02070                   SELECTIVE DEMOLITION                             5
02110                   SITE CLEARING                                    4
02200                   EARTHWORK                                        33
02282                   TERMITE CONTROL                                  3
02511                   HOT-MIXED ASPHALT PAVING                         6
02520                   PORTLAND CEMENT CONCRETE PAVING                  8
02830                   CHAIN LINK FENCING AND GATES                     2

SECTION                       TITLE                                     PAGES
-------                       -----                                     -----
                        DIVISION 3 - CONCRETE

03300                   CAST-IN PLACE CONCRETE                           11

                        DIVISION 4 - MASONRY

04200                   UNIT MASONRY                                     9
04405                   DIMENSION STONE                                  6

                        DIVISION 5 - METALS

05120                   STRUCTURAL STEEL                                 6
05500                   METAL FABRICATIONS                               9
05521                   PIPE AND TUBE RAILINGS                           8

                        DIVISION 6 - WOOD AND PLASTICS

06100                   ROUGH CARPENTRY                                  10
06185                   STRUCTURAL GLUED LAMINATED TIMBER                4
06200                   FINISH CARPENTRY                                 5
06402                   INTERIOR ARCHITECTURAL WOODWORK                  7

                        DIVISION 7 - THERMAL AND MOISTURE PROTECTION

07110                   SHEET MEMBRANE WATERPROOFING                     3
07210                   BUILDING INSULATION                              4
07410                   MANUFACTURED ROOF AND WALL PANELS                4
07510                   BUILT-UP ASPHALT ROOFING SYSTEM                  11
07600                   FLASHING AND SHEET METAL                         5
07820                   INSULATED SKYLIGHT SYSTEMS                       7
07901                   JOINT SEALERS                                    6

                        DIVISION 8 - DOORS AND WINDOWS

08111                   STANDARD STEEL DOORS AND FRAMES                  5
08211                   FLUSH WOOD DOORS                                 5
08212                   STILE AND RAIL WOOD DOORS                        3
08312                   WOOD SLIDING GLASS DOORS                         6
08410                   ALUMINUM ENTRANCES AND STOREFRONTS               7
08610                   WOOD WINDOWS                                     6
08710                   DOOR HARDWARE                                    12
08800                   GLAZING                                          10

                        DIVISION 9 - FINISHES

09200                   LATH AND PLASTER                                 8
09255                   GYPSUM BOARD ASSEMBLIES                          9
09300                   TITLE                                            7
09511                   ACOUSTICAL TILE CEILINGS                         3
09666                   SHEET VINYL FLOOR COVERINGS                      5
09678                   RESILIENT WALL BASE AND ACCESSORIES              3
09680                   CARPETING                                        6
09800                   SPECIAL COATINGS                                 4
09900                   PAINTING                                         10

SECTION                    TITLE                                        PAGES
-------                    -----                                        -----
                        DIVISION 10 - SPECIALTIES

10155                   TOILET COMPARTMENTS                              4
10200                   LOUVERS AND VENTS                                3
10425                   SIGNS                                            5
10522                   FIRE EXTINGUISHERS, CABINETS, AND                3
                           ACCESSORIES
10800                   TOILET AND BATH ACCESSORIES                      4

                        DIVISION 11 - EQUIPMENT

11450                   RESIDENTIAL EQUIPMENT                            2

                        DIVISION 12 - FURNISHINGS

12690                   FLOOR MATS AND FRAMES                            3

                        DIVISION 13 AND 14 (OMITTED)

                        DIVISION 15 - MECHANICAL

15050                   MECHANICAL GENERAL                               12
15060                   GENERAL ELECTRICAL REQUIREMENTS                  2
15400                   PLUMBING                                         4
15500                   FIRE PROTECTION SYSTEM                           4
15600                   HEATING, VENTILATING AND                         5
                           AIR CONDITIONING


                        DIVISION 16 - ELECTRICAL

16100                   ELECTRICAL GENERAL                               10
16200                   MATERIALS                                        6
16300                   INSTALLATION METHODS                             6
16600                   ELECTRICAL SYSTEMS                               2